UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):  October 2, 2014

RESONANT INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-36467	45-4320930
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

110 Castilian Drive, Suite 100
Santa Barbra, California	93117
(Address of Principal Executive Offices)	(Zip Code)

(805) 308-9803

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02                                           Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

We filed a Quarterly Report on Form 10-Q for the quarter ended June 30, 2014 with the Securities and Exchange Commission on August 14, 2014 (the “Original Filing”).  We plan to amend the Original Filing to amend and restate our unaudited condensed consolidated financial statements and related disclosures for the three and six months ended June 30, 2014 and 2013.

Decision to Restate and Reliance on Prior Financials

On October 2, 2014, we concluded that investors should no longer rely on the previously issued unaudited condensed consolidated financial statements for the three and six month periods ended June 30, 2014 in our Original Filing (the “Affected Periods”).  We reached our conclusion after discussion with our Audit Committee and a joint discussion with our independent registered public accounting firm.

We also identified a material weakness in our internal controls as of June 30, 2014.  We are taking steps to remediate this weakness.

Valuation of Warrant Liabilities

We reviewed the accounting treatment of our bridge warrants, offering warrants and consulting warrants (the “Subject Warrants”) and concluded that the related warrant liabilities should have been permanently reclassified as equity effective as of May 29, 2014, the date of our initial public offering (the “IPO”).  We based our conclusion on the fact that the redemption and put features of the Subject Warrants automatically terminated on the date of the IPO.  Consequently, we should have also ceased recording any further fair value adjustments after the date of the IPO associated with quarterly adjustments to the fair value of warrant liabilities.  Due to the elimination of the warrant liabilities, we will not record any further quarterly adjustments for the fair value of warrant liabilities or any associated gain or loss from such adjustments.

Weighted Average Shares Outstanding and Earnings per Share

We discovered an error in the calculation of the weighted average shares outstanding for the Affected Periods.  Correcting this error has increased the loss per share for both of the Affected Periods.

Revision to Notes to Condensed Consolidated Financial Statements

We concluded that the notes to the condensed consolidated financial statements should be amended to include additional disclosures for warrant liabilities, fair value of financial instruments and restatement of condensed consolidated financial statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 8, 2014	Resonant Inc.

	By:	/s/ John Philpott
John Philpott
Chief Financial Officer